EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS REVENUE AND INCOME FOR FOURTH QUARTER AND
FISCAL YEAR 2006

BILLERICA, Mass. — May 19, 2006 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the fourth quarter and fiscal year ended March 31, 2006. For fiscal year 2006, revenues increased 85% to $163,604,000 compared with revenues of $88,314,000 in fiscal year 2005. The Company reported net income for the year ended March 31, 2006 of $29,786,000, or $3.27 per share, as compared to net income in the previous year of $11,185,000 or $1.31 per share.

For the fourth quarter of fiscal year 2006, revenues increased to $40,761,000 compared to revenues of $26,968,000 for the same period last year. Net income was $4,725,000, or $0.51 per share, for the quarter ended March 31, 2006 as compared to net income of $9,303,000, or $1.04 per share, for the same period last year, which included a gain on sale of assets of $5,442,000 or $0.61 per share.

“Fiscal year 2006 was an exceptional year for AS&E,” said Anthony Fabiano, AS&E’s President and CEO. “We completed the second successful year of a business turn-around with outstanding financial and operational results, as well as strengthening our revenue potential with the introduction of competitive new products and innovative product upgrades. We focused our resources on product areas where we were ‘winning’ the most new business resulting in the dramatic increase in revenue and the improvements in operating profitability — tripled from the prior fiscal year. Gross profit more than doubled from the prior fiscal year driven by our progress in meeting lean manufacturing cost targets. We continued to be highly successful in selling our ‘breakthrough’ Z® Backscatter Van™ to targeted markets, while substantially increasing our Field Service and spare parts revenue from the prior fiscal year.”

Fabiano continued, “We directed R&D efforts to effectively bring new technologies and products to market. In the last twelve months we expanded our product offerings to include SmartCheck™, OmniView™ Gantry, Z Portal™, the Ruggedized Detection Imaging Module (RDIM), and most recently the Gemini™ parcel inspection system. Additionally, our world-class sales and marketing organization is actively expanding our sales channels and introducing our proprietary products and services to broader global markets.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, CFO and Treasurer, will host the quarterly conference call today at 11:00 a.m. ET to discuss the results and respond to questions. Please dial 800-573-4752 at least 10 minutes prior to starting time. For international participants, dial 617-224-4324. Please tell the Operator the confirmation code: 30783667. You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Friday, May 19, 2006 at 1:00 p.m. ET for a 48-hour period by dialing 888-286-8010. Internationally, please dial 617-801-6888. The conference identification number is 33515587. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

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About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative
X-ray inspection and screening systems. With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices. AS&E offers a complete range of X-ray inspection products including Z Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:
Ken Galaznik, CFO and Treasurer
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
Total net sales and contract revenues	$40,761	$26,968	$163,604	$88,314

Total cost of sales and contracts	21,305	17,124	85,406	57,826
Gross profit	19,456	9,844	78,198	30,488

Expenses:
Selling, general and administrative	6,259	3,737	19,642	14,287
Research and development	2,508	1,948	9,601	5,727
Gain on sale of assets	(336)	(5,442)	(336)	(5,442)
Total expenses	8,431	243	28,907	14,572

Operating income	11,025	9,601	49,291	15,916

Other income (expense):
Interest and investment income	937	286	2,513	575
Interest expense	(24)	—	(24)	—
Other, net	44	(46)	83	(123)
Change in warrant valuation	(3,985)	(521)	(6,094)	(5,101)
Total other income (expense)	(3,028)	(281)	(3,522)	(4,649)

Income before provision for income taxes	7,997	9,320	45,769	11,267
Provision for income taxes	3,272	17	15,983	82

Net income	$4,725	$9,303	$29,786	$11,185

Income per share - Basic	$0.54	$1.13	$3.48	$1.41
Income per share - Diluted	$0.51	$1.04	$3.27	$1.31

Weighted average shares - Basic	8,770	8,250	8,555	7,937
Weighted average shares - Diluted	9,337	8,965	9,113	8,565

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	March 31, 2006	March 31, 2005

Assets
Current assets:
Cash and investments	$93,870	$36,363
Accounts receivable, net	25,868	28,170
Inventories	16,886	24,941
Other current assets	17,300	5,448
Total current assets	153,924	94,922

Non-current assets:
Building, equipment and leasehold improvements, net	18,717	3,329
Other assets	748	36
Total assets	$173,389	$98,287

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$6,659	$6,743
Customer deposits	6,103	11,132
Other current liabilities	16,131	12,115
Total current liabilities	28,893	29,990

Non-current liabilities:
Lease financing liability	9,630	—
Warrant liability	4,038	6,137
Other non-current liabilities	630	590
Total liabilities	43,191	36,717

Total stockholders’ equity	130,198	61,570
Total liabilities and stockholders’ equity	$173,389	$98,287